Exhibit (j)(1)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor International Capital Appreciation Fund and Fidelity Advisor Overseas Fund of our reports dated December 11, 1998 on the financial statements and financial highlights included in the October 31, 1998 Annual Reports to Shareholders and Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund of our report dated February 17, 1999 on the financial statements and financial highlights included in the December 31, 1998 Annual Reports.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    February 23, 1999